Exhibit 99.1

SECOND BANCORP INCORPORATED

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 1, 2004

The undersigned hereby appoints Alan G. Brant, Lewis P. Baughman, and R. J. Wean, Jr., and each of them, with power of substitution, proxies to represent the undersigned to vote all common shares of Second Bancorp Incorporated owned by the undersigned at the Special Meeting of Shareholders to be held in Room 117 of the Technology Building, Kent State University – Trumbull Campus, 4314 Mahoning Ave., N.W., Warren, Ohio on Tuesday, June 1, 2004, at 2:00 p.m. and any adjournment thereof, as marked on the reverse side hereof.

The proxies are also authorized to vote upon such other business as may properly come before the meeting.

None of the above named proxy holders are officers or employees of Second Bancorp Incorporated.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” THE PROPOSAL LISTED ON THIS PROXY CARD UNLESS OTHERWISE INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE FOLLOWING PROPOSAL

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger, dated as of January 8, 2004, by and between Second Bancorp Incorporated and Sky Financial Group, Inc., pursuant to which Second Bancorp Incorporated will merge with and into Sky Financial Group, Inc.	—	—	—

The undersigned hereby ratifies and confirms all that said proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement accompanying the Notice.

Please sign exactly as name appears above. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, please sign corporate or partnership name by authorized officer.

Date signed: , 2004

Signature of Shareholder(s)